EXHIBIT 1.1

“RESTATED BY-LAWS OF CRESUD SOCIEDAD ANÓNIMA, COMERCIAL, INMOBILIARIA, FINANCIERA Y AGROPECUARIA. TITLE I: NAME, TERM OF DURATION AND PLACE OF BUSINESS. SECTION ONE: NAME: The Company does business under the name of CRESUD SOCIEDAD ANÓNIMA, COMERCIAL, INMOBILIARIA, FINANCIERA Y AGROPECUARIA. SECTION TWO: TERM OF DURATION: The term of duration of the Company shall expire on June 6, 2082, which term may be extended by a resolution of the Shareholders´ Meeting. SECTION THREE: PLACE OF BUSINESS: The Company’s corporate domicile shall be in the City of Buenos Aires, Argentina. The Company may also establish branches, agencies or any other form of representation whatsoever both within and without Argentina. TITLE II. PURPOSE. SECTION FOUR: The purpose of the Company shall be to engage in the following activities either in Argentina or abroad, in its own name, acting on behalf of third parties or in association with third parties: COMMERCIAL: purchase, import, export, act as dealer, representative, commission and/or consignment agent of livestock and all types of agricultural and cattle-farming products. REAL ESTATE: engage in the purchase, exchange, operation, lease, management and construction of urban and rural property, division into lots and fractionation of property, including all transactions stipulated in the legal provisions and regulations governing condominium property, civil, industrial and hydraulic constructions, either private or public. FINANCING: Grant short-term or long-term loans, with or without collateral, futures or options transactions and capital contributions to finance transactions made or to be made in the future, purchase, sale and trading of securities, corporate stocks and commodities, debentures and all kinds of stock and shares and credit instruments, irrespective of the systems or methodologies created or to be created in the future. The Company shall not carry out the transactions contemplated in Law No. 21,526 or any other transactions for which public raising of funds may be needed. AGRICULTURAL AND CATTLE-FARMING: engage in all forms of exploitation and/or administration of facilities owned by the Company or third parties, for agricultural and cattle-farming, fruit-growing, rice-growing, seed production, foresting and farming activities, cattle ranches for cattle wintering and/or breeding, dairy farms and livestock shelters. Plant and replant tress on any plot of land, be it owned by the Company or by third parties. REPRESENTATIONS AND SERVICES: Carry out all kinds of activities as agent, dealer, commission agent, consignment agent, representative and render advisory services in connection with administration of business and companies, expressly excluding the performance of advisory services in connection with such issues, transactions and/or activities that, pursuant to the legal provisions in force, shall be rendered by professionals duly qualified and licensed to do so. SECTION FIVE: MEANS FOR FULFILLMENT OF CORPORATE PURPOSE: A) For a better fulfillment of its corporate purpose, the Company shall have full legal capacity to acquire rights, undertake obligations and carry out any kind of legal acts related to its corporate purpose and not expressly prohibited by the laws or these Bylaws. B) In particular, the Company may: 1) Acquire through purchase or under any other title, real or personal property and any kind of rights, titles, shares or securities and sell, assign, exchange or otherwise dispose of them under any title, or give them as collateral and encumber them, including by way of mortgage, pledge or any other in rem right, and set up easements thereon; 2) Associate with third parties, be they physical or artificial persons, by organizing companies or acquiring interests in companies, entering into temporary business union or pooling agreements; 3) Enter into any kinds of contracts; 4) undertake any kind of obligations, including loans, and execute any kind of transactions with official or private banks, whether national or foreign, international credit agencies and/or any other kind of institutions; 5) Grant commercial loans related to its business; 6) Take and grant powers of attorney; 7) Accept and make donations; 8) Issue negotiable obligations and other debt securities, in Argentina or abroad, denominated in any currency, either secured or unsecured and convertible or not into shares of the Company. C) In furtherance of the development of the activities included in its corporate purpose, the Company shall be entitled to organize companies or have interests in public or private artificial persons, domiciled in Argentina or abroad. TITLE III. CAPITAL AND SHARES – SECTION SIX. CAPITAL: A) The movements in the corporate capital shall be reflected in the Company’s balance sheets, indicating authorized amount, class and category of shares, par value and number of votes per share. SECTION SEVEN: SHARES. The Company’s shares are designated as common, book-entry shares of one peso ($1) par value each, entitled to one (1) vote per share. B) The Company may issue preferred shares, either with or without voting rights, which shall be issued in book-entry form. Preferred shares shall be entitled to a preferred dividend, either cumulative or not, pursuant to their terms of issue. Preferred shares may also be entitled to an additional share in the net income or other equity preference in the net income. SECTION EIGHT: ISSUE OF SHARES: A) The capital may be increased by resolution of the general ordinary shareholders’ meeting. B) Each issue of shares shall be implemented in compliance with the rules of the Argentine Securities Commission, the exchanges or markets where the Company’s shares are listed or traded, and the Superintendency of Corporations. Any resolution to increase the stock capital shall be cast into a public deed, unless otherwise resolved by the Shareholders’ Meeting on each opportunity, and recorded in the Public Registry of Commerce. C) The Shareholders’ Meeting that resolves upon the issue shall determine the features of the shares to be issued, and may delegate on the Board of Directors the power to determine the time of issue, method and conditions of payment, and delegate any other powers permitted by law. D) In the event of an increase in the capital stock or convertible negotiable obligations publicly offered pursuant to Law No. 27,440, the preemptive right set forth in Section 194, Law No. 19,550, restated in 1984, as amended, and Section 11, Law No. 23,576, as amended, shall be exercised exclusively through the placement procedure established in the relevant public offering memorandum without giving effect to the term set forth in such section; holders of shares and convertible negotiable obligations who are beneficiaries of preemptive rights shall have priority in the allocation up to the amount of shares to which they are entitled based on their shareholdings percentages. This shall apply always provided that the purchase orders submitted by the shareholders or holders of convertible negotiable obligations who are beneficiaries of preemptive rights (i) contain such price as arises from the placement procedure or a specified price equal to or higher than the subscription price specified in the public offering; and/or (ii) the shareholders or holders of convertible negotiable obligations who are beneficiaries of preemptive rights express their intention to subscribe for the shares at such placement price as determined pursuant to the placement procedure adopted. In addition, the holders of shares who exercise their preemptive rights shall have accretion rights for the same term as the preemptive rights in the event that, upon expiration of the term for exercising preemptive rights, there is a remaining balance of unsubscribed shares; accretion rights shall be exercised concurrently with preemptive rights. E) Should any capital increase be levied by any tax in the future, it shall be paid on the date of execution of the corresponding registration documents. SECTION NINE: TRANSFER OF SHARES: There are no limitations on the transfer of the Company´s shares. SECTION TEN: PUBLIC OFFERING: The Company may publicly offer its shares in any Argentine or foreign Stock Exchange or Securities Market, by fulfilling all the necessary requirements and procedures. TITLE IV. NEGOTIABLE OBLIGATIONS AND OTHER SECURITIES. SECTION ELEVEN: NEGOTIABLE OBLIGATIONS: (A) The Company may issue, in Argentina or abroad, negotiable obligations or other securities, in accordance with the applicable legal provisions. (B) The issue may be decided (i) by a general ordinary or extraordinary Shareholders’ Meeting, as applicable, according to the legislation expressly governing the issue of shares or otherwise (ii) by the Board of Directors as long as it is authorized under the legislation in force. When the decision is made by the Shareholders’ Meeting, it may delegate upon the Board of Directors the powers to decide on any or all the conditions of the issue, pursuant to the applicable legislation. (C) The Company may issue other securities permitted by applicable laws which may be convertible into shares or not. In the case of convertible securities, shareholders shall have pre-emptive rights to the extent permitted by the applicable legislation. D) The Company is also authorized to create classes of shares representing an ownership interest in compliance with the regulations set forth by the Argentine Securities Commission. TITLE V. CONDUCT AND MANAGEMENT. SECTION TWELVE: BOARD OF DIRECTORS: (A) The conduct and management of the Company´s business is vested in the Board of Directors consisting of no more than fifteen (15) and no less than three (3) regular members, and an equal or lesser number of Alternate Directors, as resolved by the ordinary Shareholders’ Meeting. (B) One third out of the total number of Directors shall be replaced every year. For such purpose, once the amendment to the corporate By-laws is approved, the first General Ordinary Shareholders´ Meeting shall resolve upon the term of office of the Directors to be elected, for the purpose of complying with the above-mentioned stipulations. Without detriment to the foregoing, each annual Shareholders´ Meeting shall resolve in each particular case an increase or reduction in the number of Directors, their election as well as their term of office, it being stipulated that, in the hypothetical case that the Board of Directors should consist of less than nine members, such Directors shall not be replaced in a partial or staggered fashion if this situation could prevent the exercise of cumulative voting rights. (C) Notwithstanding the rules requiring election by cumulative vote, election of Directors shall occur by voting for a slate of Directors, so long as no shareholder objects. In the event a shareholder objects, voting shall be for each individual nominee. The slate of Directors or individual nominees, as the case may be, shall be elected upon receiving a majority of votes. If no slate of Directors were to obtain a majority, there shall be a new vote between the two slates or individual nominees receiving the highest number of votes, the slate or individual nominees with the highest number of votes being deemed elected. SECTION THIRTEEN: DIRECTORS’ PERFORMANCE BONDS: Regular directors shall deposit in guarantee for the performance of their duties at least Pesos ten thousand ($ 10,000) or its equivalent in government securities, or where appropriate, through any of the options permitted by the applicable law. SECTION FOURTEEN: VACANCIES: If any position on the Board of Directors becomes vacant in the event of death, disability, disqualification, resignation, removal or temporary absence of one or more regular directors, and there are no Alternate Directors available, preventing the Board from holding sessions validly, the Supervisory Committee shall designate Directors to fill such vacancies on an interim basis until the next general ordinary Shareholders’ Meeting is held. SECTION FIFTEEN: DISTRIBUTION OF POSITIONS: At the first Board of Directors’ meeting, after each general ordinary Shareholders’ Meeting, the Board of Directors shall appoint, from amongst its members, the Regular Directors who shall hold the offices of Chairman, First Vice-Chairman and Second Vice-Chairman. SECTION SIXTEEN: MEETINGS: (A) The Board of Directors shall meet with the minimum frequency required by the applicable law; provided, however, that the Chairman or his substitute may call a meeting whenever it is deemed advisable or at the request of any Board member. (B) Notices of meetings shall be given by the Chairman, or his substitute, in writing, including by electronic means, specifying the Agenda to be discussed at the meeting. (C) The Board of Directors shall enter all decisions adopted in a minute book maintained in physical or digital format, in either case complying with the formalities set forth in the applicable legal provisions in force. D) The Company’s Board of Directors may act with its members present in person or communicated with one another by other means of simultaneous transmission of sound, images and words, either existing at present or to be created in the future, in accordance with the laws in force. Board members participating through remote communication shall be deemed present for purposes of quorum. The supervisory committee shall exercise its powers throughout the meeting held remotely, either partially or entirely, and shall put on record the regularity in communication among attendees and the legality of the resolutions adopted, ensuring compliance with the rules set forth in the laws, the regulations and these by-laws. In any event, board minutes shall reflect the type of attendance in the case of members participating from a remote location. In the case of Board meetings remotely held where all members of the Board of Directors are in remote attendance, minutes shall be transcribed in the relevant corporate book and signed within a term of five (5) business days after the date of the meeting by the legal representative and one representative of the supervisory committee. In the case of Board meetings held by members participating from a remote location and members personally present at the registered office or any other location within the jurisdiction of the Company, as specified in the notice of the meeting, minutes shall be signed by the legal representative, the directors present and one representative of the supervisory committee. SECTION SEVENTEEN: QUORUM AND MAJORITIES: (A) A quorum for a meeting of the Board of Directors is an absolute majority of its regular members. (B) Resolutions of the Board of Directors shall be passed upon the affirmative vote of a majority of the Directors in attendance, the calculation of which shall include directors present through any means of simultaneous transmission of sound or images and sound, either existing or to be created in the future and in accordance with the laws in force. In case of a tie, the Chairman or the person substituting for the Chairman shall be entitled to a casting vote. SECTION EIGHTEEN: POWERS OF THE BOARD OF DIRECTORS: The Board of Directors has ample authority to organize, manage and direct the Company, including matters requiring special powers, according to section 1881 of the Civil Code and section 9 of Decree-Law No. 5965/63. Accordingly, the Board of Directors may perform any legal act necessary to fulfill the corporate purpose on behalf of the Company, such as, among others, purchase, sell, exchange, lease personal or real property of any kind, being entitled to create any security interest whatever their nature; grant or receive any pledge, mortgage, personal security or any other guarantee; enter into any kind of private contracts necessary to fulfill the purpose of the Company; give or receive money or property loans, operate with any kind of bank, financial company or entity whether in the public or private sector, national or foreign; issue, discount or endorse promissory notes, bills of exchange and checks or other credit instruments on funds of their own or overdrafts; grant and revoke general and special powers of attorney, for court matters, management or others, with ample powers, with or without substitution authority; appoint managers, fixing their salaries and powers; revoke such appointments; commence, pursue, respond or abandon complaints or criminal actions; and in general, perform all legal acts required for the operation and/or administration, in any manner whatsoever, of facilities owned by the Company or third parties, intended for agricultural and cattle-farming, fruit-growing, rice-growing, seed production, foresting and farming activities, cattle ranches for cattle wintering and/or breeding, dairy farms and livestock shelters, planting or replanting trees on any plot of land, owned by the Company or by third parties and take any legal step necessary to fulfill the purpose of the Company. The Board of Directors shall be further empowered to call Shareholders’ Meetings, either general or special, ordinary or extraordinary, as the case may be, establishing the agenda and shall annually submit to the consideration of the general ordinary Shareholders’ Meeting, the annual report and financial statements corresponding to the fiscal year within the legal term and in compliance with formal requirements. The foregoing enumeration is merely illustrative and not restrictive. Therefore, the Board of Directors may, in general, enter into and perform any transaction, act or contract related to the corporate purpose in compliance with legal provisions. SECTION NINETEEN: LEGAL REPRESENTATION OF THE COMPANY: The representation of the Company is exercised: (A) by the Chairman of the Board of Directors or his (her) substitute in accordance with these By-laws, or (B) by any two (2) of the remaining Regular Directors acting jointly. In both cases, the officers vested with legal representation powers shall require authorization pursuant to a Board of Directors´ Meeting’s minutes authorizing the relevant act. SECTION TWENTY: CHAIRMAN: In addition to the powers and duties vested in any Regular Director, the Chairman shall represent the Company under the provisions set forth in the previous section, and, in the event of a tie at a meeting of the Board of Directors, he has a casting vote. The Chairman shall have the duty to comply with and cause the Company to comply with applicable laws, executive orders and other legal provisions applicable to the Company, these By-laws as well as the Shareholders’ Meetings´ and Board of Directors’ Meetings´ resolutions. SECTION TWENTY-ONE: VICE-CHAIRMAN: (A) The First Vice Chairman shall replace the Chairman in the event of death, disability, disqualification, resignation, removal, or absence, whether permanent or temporary. (B) Should the First Vice Chairman be unable to take office as Chairman for any of the foregoing reasons, the Second Vice Chairman shall replace the Chairman. (C) In any event, with the exception of a temporary absence, the Board of Directors shall elect a new Chairman within thirty (30) days after the vacancy arose. SECTION TWENTY-TWO: COMMITTEES. A) AUDIT COMMITTEE: The Company shall have an Audit Committee which shall act as a plural body. It shall be composed of three regular directors, who shall be elected by the Board of Directors from among its members, and an equal or lesser number of alternate directors, who shall be elected by the Board of Directors from among its members. All of its members shall be independent. The Audit Committee may act with the members present in person or communicated with one another by means of simultaneous transmission of sound, images and words, either existing at present or to be created in the future, in accordance with the laws in force. Members participating through remote communication shall be deemed present for purposes of quorum. Resolutions of the Audit Committee shall be adopted by the affirmative vote of a majority of members in attendance, including, for purpose of determining such majority, members present by remote communication. In any event, the minutes to be drafted shall reflect the type of attendance in the case of members participating from a remote location, further indicating the features of the means of communication. In the case of Audit Committee’s meetings held remotely where all members of such Committee are in remote attendance, minutes shall be transcribed and signed within a term of five (5) business days after the date of the meeting by one member of the Audit Committee appointed for such purpose and the representative of the supervisory committee, who shall put on record that he attended the meeting and verified the regularity in the remote communication and that resolutions were adopted in compliance with the guidelines set forth in this section. In the case of Audit Committee´s meetings held by members participating from a remote location and members personally present at the registered office or any other location within the jurisdiction of the Company, as specified in the notice of the meeting, minutes shall be signed by the members present and one representative of the supervisory committee who shall put on record that he attended the meeting and verified the regularity in the remote communication and that resolutions were adopted in compliance with the guidelines set forth in this section. The Audit Committee shall make its own internal regulations. The remaining members of the Board of Directors and the statutory auditors may attend the Committee’s meetings with a right to speak but without a right to vote thereat. The Audit Committee shall be vested with the powers and shall have the duties stipulated in Section 110 of Law No. 26,831 on Capital Markets and in Article V, Chapter III, Title II of the Argentine Securities Commission Rules as well as any other powers and duties as may be determined in the future. B) EXECUTIVE COMMITTEE. (A) The day-to-day business of the Company shall be managed by an Executive Committee formed by a minimum of four (4) and a maximum of seven (7) regular members. At the first meeting of the Board of Directors held after the Ordinary General Shareholders´ Meeting, regular members of the Executive Committee shall be elected from among the Board members. An equal or lesser number of alternate members may also selected –who shall be one or more Regular Directors-, who shall serve on the Executive Committee in the event of a temporary vacancy of any of its regular members. Members of the Executive Committee shall hold office until they are replaced by a decision of the Board of Directors. If any regular director of the Company ceases to hold office as such, for any reason whatsoever, such circumstance will automatically result in the termination of office as member of the Executive Committee, without the need for an express decision. (B) The Executive Committee shall meet with the absolute majority of its regular members and resolutions shall be adopted by majority vote of members present in person or through remote communication. In case of tie votes, the Chairman or the person substituting for the Chairman is entitled to a casting vote. The Executive Committee may act with the members present in person or communicated with one another by means of simultaneous transmission of sound, images and words, either existing at present or to be created in the future, in accordance with the laws in force. Members participating through remote communication shall be deemed present for purposes of quorum. Resolutions of the Executive Committee shall be adopted by the affirmative vote of a majority of members in attendance, including, for purpose of determining such majority, members present by remote communication. In any event, the minutes to be drafted shall reflect the type of attendance in the case of members participating from a remote location, further indicating the features of the means of communication. In the case of Executive Committee’s meetings held remotely where all members of such Committee are in remote attendance, minutes shall be transcribed in the relevant corporate book and signed within a term of five (5) business days after the date of the meeting by the Chairman of the Executive Committee and one representative of the supervisory committee. In the case of Executive Committee´s meetings held by members participating from a remote location and members personally present at the registered office or any other location within the jurisdiction of the Company, minutes shall be transcribed and signed within a term of five (5) business days after the date of the meeting by the members present and the representative of the supervisory committee. In the case of meetings held remotely, either partially or entirely, the representative of the supervisory committee present at the meeting shall put on record that he attended the meeting and verified the regularity in the remote communication and that resolutions were validly adopted, ensuring compliance with the rules set forth in the laws, the regulations and these by-laws. C) The Executive Committee, at its first meeting, shall establish the frequency of its meetings, irrespective of the meetings to be held in response to a request by any of its members. D) No agenda will be required for the meetings of the Executive Committee. E) The Executive Committee shall put on record its decisions in a minute book maintained in physical or digital format, in either case complying with the formalities set forth in the applicable legal provisions in force. F) Notwithstanding the powers granted to the Board of Directors either by law or these by-laws, the Executive Committee shall manage the day-to-day businesses which are not directly managed by the Board of Directors. As a result, the Executive Committee may: (1) appoint managers, determine their authority and fix their compensation; (2) grant powers of attorney, be they general or special, for management, disposition and court matters and revoke same; (3) hire personnel, impose penalties on Company´s employees, dismiss them and fix their compensation; (4) enter into such contracts as may be necessary for the fulfillment of the corporate purpose; (5) manage and dispose of the Company´s property; (6) take sums of money on loan to carry on the Company´s business; (7) furnish guarantees to secure obligations undertaken by the Company. This enumeration is merely illustrative, the Executive Committee being empowered to carry out all such acts as may be necessary in the ordinary course of the Company´s business. TITLE VI. SUPERVISION. SECTION TWENTY-THREE: SUPERVISORY COMMITTEE. A) The Company’s supervision is the responsibility of a Supervisory Committee formed by three (3) Regular and three (3) Alternate members elected at the General Ordinary shareholders’ meeting. At its first meeting following the General Ordinary Shareholders’ Meeting, the Supervisory Committee shall appoint a Chairman from among its members. B) Members shall be elected for a term of one (1) fiscal year. C) The Supervisory Committee shall meet with the minimum frequency required for discharging its duties. D) The Supervisory Committee shall act with the absolute majority of its members present in person or communicated with one another by other means of simultaneous transmission of sound, images and words, either existing at present or to be created in the future, in accordance with the laws in force. Resolutions shall be adopted by majority vote of members present in person or participating through remote communication. The Supervisory Committee shall meet with the minimum frequency required for discharging its duties and complying with the applicable rules and regulations. E) The resolutions adopted by the Supervisory Committee shall be entered in a minute book in physical or digital format and, in any event, in compliance with the formalities set forth in the applicable regulations in force. In all cases, the minutes shall reflect the type of attendance in the case of members participating from a remote location, further indicating the features of the means of communication. F) In case of death, disability, disqualification, resignation, removal or absence, whether permanent or temporary, of the regular members, the alternate members shall substitute for them in the order of appointment. G) The members of the Supervisory Committee shall have the powers and duties set forth under the Argentine Companies Law. H) The General Ordinary Shareholders’ Meeting shall fix the Supervisory Committee’s remuneration pursuant to the provisions of the applicable laws. TITLE VII. SHAREHOLDERS’ MEETINGS. SECTION TWENTY-FOUR: NOTICE OF MEETINGS: (A) Shareholders’ meetings shall be convened by the Board of Directors or, if applicable, by the Supervisory Committee as required by law or as requested by the holders of at least 5% of the capital stock of the Company. Shareholders´ Meetings requested by the shareholders must be summoned within 30 days after receipt of such request. (B) Ordinary Shareholders’ Meetings may be summoned simultaneously, at first and second call, pursuant to section 237 of Law No. 19,550, notwithstanding the legal provision for unanimous Shareholders´ Meetings. In the absence of simultaneous notice, Shareholders´ Meetings at second call shall be held within a term of thirty (30) days after failure to meet quorum requirements at the first Shareholders´ Meeting. Notices must be published in compliance with applicable regulations. C) Shareholders’ Meetings, irrespective of their type, may be held from remote locations and may proceed with shareholders present in person or communicated with one another by means of simultaneous transmission of sound, images and words, such as video conferences or other comparable means, always provided that the accreditation, registration, quorum and representation rules are observed and the virtual gathering and simultaneous participation of the attendees, as well as immediacy in oral communication and vote casting processes, are ensured. The Supervisory Committee shall put on record the legality of the resolutions adopted. The Board of Directors shall establish the rules and further technical matters governing remote attendance at such meetings and their correct registration, all in compliance with the laws in force and the rules issued by the controlling authority. In all cases, remote Shareholders’ Meetings shall maintain the same jurisdiction as the Company’s. For the computation of quorum at remote Shareholders’ Meetings, the shareholders who are present through means of simultaneous transmission of sound or image and sound, either existing at present or to be created in the future, in accordance with the laws in force, shall be included. SECTION TWENTY-FIVE: SHAREHOLDERS’ REPRESENTATION: (A) Shareholders may have third parties represent them at any Shareholders’ Meeting by granting a proxy by private instrument with their signatures duly certified by a notary public, judicial or bank officer. (B) Joint holders of shares must arrange for unified representation at Shareholders´ Meetings. SECTION TWENTY-SIX: CHAIRMANSHIP: Shareholders’ meetings shall be presided over by the Chairman of the Board of Directors, or the Director then acting as Chairman of the Board of Directors. SECTION TWENTY-SEVEN: QUORUM AND MAJORITIES: Quorum and majority systems are ruled by sections 243 and 244 of Law No. 19,550 according to the meeting, except for the quorum at an extraordinary meeting at second call which shall be held regardless of the number of shareholders with a right to vote present at the meeting. TITLE VIII. BALANCE SHEETS AND ACCOUNTS. SECTION TWENTY-EIGHT: FISCAL YEAR: Fiscal years shall begin on July 1 and end on June 30 of the following year. The financial statements must be drawn up as of such date in accordance with the legal, regulatory and professional rules in force. SECTION TWENTY-NINE: ALLOCATION OF PROFITS: (A) Liquid and realized profits shall be allocated in the following order: (1) 5% (five per cent) to a legal reserve until the amount of such reserve equals 20% (twenty per cent) of the Company’s subscribed capital; (2) to fees payable to the members of the Board of Directors and the Supervisory Committee, as established by a Shareholders’ Meeting; (3) to dividends on shares, additional share for preferred stock, if any, and dividends on common stock, or to a voluntary reserve, contingency reserve or to be carried forward, or for any other purpose, as determined by the Shareholders’ Meeting. (B) Dividends shall be paid pro rata the respective equity interests within thirty (30) days of their approval or such shorter term as may be fixed by the applicable provisions and the right to receive payment on dividends shall forfeit once three (3) years have elapsed after they were made available to the shareholders. Quarterly dividend payments may be authorized by the Shareholders´ Meetings in accordance with applicable laws. TITLE IX. DISSOLUTION AND WINDING-UP. SECTION THIRTY: DISSOLUTION AND WINDING-UP: (A) Should the Company resolve upon its dissolution, liquidation proceedings shall be the responsibility of the Board of Directors and the Supervisory Committee, unless liquidators are appointed by the Shareholders’ Meeting, in which case, the Shareholders’ Meeting shall establish the liquidators’ powers. (B) Once corporate liabilities have been met and the capital stock repaid, the surplus amount shall be distributed ratably among the shareholders according to the respective amounts paid up by them with the preferences herein stated and in compliance with the applicable legal provisions.”